Exhibit 1.1

[       ] Shares

NESS TECHNOLOGIES, INC.

Common Stock

UNDERWRITING AGREEMENT

[                            ], 2004

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Friedman, Billings, Ramsey & Co., Inc.

Piper Jaffray & Co.
As Representatives of the
several underwriters named in Schedule I hereto

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY  10019

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center
New York, NY 10080

Ladies and Gentlemen:

Ness Technologies, Inc., a Delaware corporation (the “Company”), proposes to sell                        shares (the “Primary Firm Stock”) of its Common Stock, par value $0.01 per share (the “Common Stock”), and each stockholder of the Company listed on Schedule II hereto (the “Selling Stockholders”) proposes to sell the number of shares of Common Stock set forth opposite such Selling Stockholder’s name on Schedule II hereto, representing in the aggregate                        shares (the “Secondary Stock,” and together with the Primary Firm Stock, the “Firm Stock”) of the Common Stock.  In addition, the Company proposes to grant to the Underwriters named in Schedule I hereto (the “Underwriters”) an option to purchase up to an aggregate of                          additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

SECTION 1.           Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)           A registration statement on Form S–1 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the final prospectus in the form first used to confirm sales of Stock.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(c)           The Company and each of its subsidiaries (as defined in Section 18) have been duly organized, are validly existing and are in good standing under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so duly qualified would not have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and, with respect to the Company, to enter into and perform its obligations under this Agreement; and none of the subsidiaries of the Company other than those listed on Schedule IV hereto is a “significant subsidiary” as such term is defined in Rule 405 of the Rules and Regulations.

(d)           The Company has an authorized capitalization as set forth in the Prospectus.  All of the issued shares of capital stock of the Company have been duly authorized and validly issued, were issued in compliance with federal and state securities laws, are fully paid and non–assessable and conform to the description thereof contained in the Prospectus.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus.  All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, were issued in compliance with applicable securities laws and are fully paid and non–assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims contemplated under the Loan Agreements, dated as of July 29, 1999, between the Company and each of Israel Discount Bank Ltd. and Bank Hapoalim B.M.

(e)           The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non–assessable; and the Stock will conform to the descriptions thereof contained in the Prospectus.  Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations that would not have a Material Adverse Effect, nor will such actions result in any violation of (i) the provisions of the charter or by–laws of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to this clause (ii) only, for such violations that would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby other than such consents, approvals, authorizations, orders, filings or registrations the absence of which would not have a Material Adverse Effect, and except for (i) such as have been already obtained or as may be required under the Securities Act or the Rules and Regulations or state securities laws, and (ii) such as may be required under the Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the purchase and distribution of the Stock by the Underwriters.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(h)           Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.  Except as described in the Prospectus, the holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Stock, and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(i)            The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(j)            Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(k)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change or development which has had or would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.

(l)            Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than shares issued pursuant to employee benefit plans, qualified stock options or other employee compensation plans or pursuant to outstanding options, rights or warrants in the ordinary course of business, (ii) incurred any liability or obligation, direct or contingent, other than non material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(m)          The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The pro forma financial information included in the Registration Statement and Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and the assumptions used in the preparation of such pro forma financial information are reasonable.

(n)           Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the letters referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(o)           The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(p)           The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(q)           The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(r)            There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.  There is no legal or governmental proceeding pending or threatened in writing to which the Company or any subsidiary is a party or of which any property or assets of the Company or any subsidiary is the subject, which seeks to restrain, enjoin or prevent the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(s)           There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

(t)            No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

(u)           No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

(v)           The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w)          The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to any permitted extensions, and has paid all taxes due thereon, and the Company has no knowledge of any tax deficiency that has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

(x)            The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(y)           Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by–laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject that would have a Material Adverse Effect or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business that would have a Material Adverse Effect.

(z)            Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof or, to the Company’s knowledge, any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)         The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb)         There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect.  The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(cc)         The Company is not required, and upon the issuance and sale of the Stock as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(dd)         Except as described in the Section of the Prospectus entitled “Underwriting,” there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Stock as contemplated hereunder.

(ee)         The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 2.           Representations, Warranties and Agreements of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

(a)           Such Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof), the Selling Stockholder will have, full right, power and authority to sell, assign, transfer and deliver the shares of Stock to be sold by the Selling Stockholder hereunder on such date; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(b)           Such Selling Stockholder has (i) placed in custody under an agreement with [Transfer Agent], as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the Nasdaq National Market) representing the shares of Stock to be sold by the Selling Stockholder hereunder and (ii) has duly and irrevocably executed and delivered a power of attorney appointing each of                                        as his or her attorney-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other actions as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder (as such agreement and Power of Attorney may be amended to and including the date of this Agreement, the “Irrevocable Power of Attorney and Custody Agreement”).

(c)           To the best knowledge of such Selling Stockholder, the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto in light of the circumstances in which they were made) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein; and provided further that this paragraph (c) shall apply to each Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Prospectus were based on written information provided by such Selling Stockholder specifically for inclusion therein.

(d)           Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth or incorporated by reference in the Registration Statement and the Prospectus.

(e)           Such Selling Stockholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of any partnership agreement, certificate of incorporation or deed of trust of the Selling Stockholder (if other than a natural person) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

(f)            Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Stock as contemplated hereunder.

(g)           Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

SECTION 3.                   Purchase of the Stock by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company hereby agrees to sell                     shares of the Firm Stock and each Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set opposite its or his name in Schedule II hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set  forth opposite that Underwriter’s name in Schedule I hereto.  Each Underwriter shall be obligated to purchase from the Company and each Selling Stockholder that number of shares of the Firm Stock that represents the same proportion of the number of shares of Firm Stock to be sold, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company hereby grants to the Underwriters an option to purchase up to an aggregate of                     shares of the Option Stock.  Such option is granted solely for the  purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section  5 hereof.  Shares of Option Stock shall be purchased severally for the account of the Underwriters as set  forth opposite the name of each Underwriter in Schedule I hereto.  The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

The price of both the Firm Stock and any Option Stock shall be $                        per share.

Neither the Company nor the Selling Stockholders shall be obligated to deliver any of the Stock to be delivered on any Delivery Date, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

SECTION 4.           Offering of Stock by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

It is understood that approximately                   shares of Firm Stock (the “Directed Shares”) will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company and its subsidiaries (the “Directed Share Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “Directed Share Program”).  Under no circumstances will Lehman Brothers Inc. (“Lehman Brothers”), Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program.  To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

SECTION 5.           Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New

York, New York 10153, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company.  This date and time are sometimes referred to as the “First Delivery Date.”  On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.  For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date.  On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.  For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

SECTION 6.           Further Agreements of the Company.  The Company covenants and agrees with each Underwriter:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its commercially reasonable best efforts to obtain its withdrawal;

(b)           To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)           To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d)           To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(e)           Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent may not be unreasonably withheld or delayed;

(f)            As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) (it being understood that such delivery requirements shall be deemed to have been satisfied by the Company’s compliance with the reporting requirements pursuant to the Exchange Act and the rules and regulations thereunder);

(g)           For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(h)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not currently so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not currently so subject;

(i)            For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1)(A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or (B) sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers and Merrill Lynch on behalf of the Underwriters; provided, however, that if (a) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this Section 6(i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; and to cause each stockholder, officer and director of the Company, in each case named on Schedule III hereto, to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Letter Agreement”);

(j)            To apply for the inclusion of the Stock on the Nasdaq National Market System, and to use its commercially reasonable best efforts to effect that quotation, subject only to official notice of issuance, prior to the First Delivery Date;

(k)           To apply the net proceeds from the sale of the Primary Firm Stock as set forth in the Prospectus;

(l)            To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

(m)          In connection with the Directed Share Program, to use its best efforts to ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; provided that Lehman Brothers will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Lehman Brothers and Merrill Lynch, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and

(n)           To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

SECTION 7.           Further Agreements of the Selling Stockholders.  Each Selling Stockholder agrees:

(a)           To execute and deliver to the Representatives, on or prior to the date of this Agreement, the Lock-up Letter Agreement.

(b)           To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

SECTION 8.           Expenses.  The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters, the Irrevocable Power of Attorney and Custody Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show but excluding other travel expenses of the Underwriters, and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 14, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters and the Selling Stockholders shall pay the fees and expenses of their counsel, the Custodian and any transfer taxes payable in connection with their respective sales of Stock to the Underwriters.

SECTION 9.           Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and a prospectus containing information required pursuant to Rule 430A under the Securities Act shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           The Underwriters shall have received the written opinion of (i) Olshan Grundman Frome Rosenzweig & Wolosky LLP, as United States counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit B, (ii) Abramson & Co., as Israeli counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit C, (iii) Ilan Rotem, Adv., General Counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit D and (iv)

each of  [      ], [      ] and [      ], as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit E.

(d)           The Underwriters shall have received the written opinion of (i) Willkie Farr & Gallagher LLP, as counsel to the Warburg Pincus Equity Partners, L.P., addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit F, (ii) Olshan Grundman Frome Rosenzweig & Wolosky LLP, as counsel to Nesstech LLC (“Nesstech”) and G.L.Y. High-Tech Investments Inc., addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit G, (iii) Wilkie Farr & Gallagher LLP, as U.S. counsel to Warburg Pincus Ventures International, L.P., Warburg Pincus Netherlands Equity Partners I, C.V., (“WP I”), Warburg, Pincus Netherlands Equity Partners II, C.V. (“WP II”) and Warburg Pincus Netherlands Equity Partners III, C.V. (“WP III”), addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit H, (iv) Olshan Grundman Frome Rosenzweig & Wolsoky LLP, as U.S. counsel to Velston Pte. Ltd. (“Velston”), Gmul-Amgal Investments Ltd. (“Gmul”) and GOWRON (International) Limited (“GOWRON”), addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit I, (v) (A)  [            ], as Bermuda counsel to Warburg, Pincus Ventures International, L.P., and (B)    [            ], as Netherlands counsel to WP I, WP II and WP III, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit J, (vi) (A) [            ], as Singapore counsel to Velston, (B) [         ], as Israeli counsel to Gmul and (C) [          ], as Gibraltar counsel to GOWRON, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit K, and (vii) [        ], Israeli counsel to Nesstech, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit L.

(e)           The Representatives shall have received from each of Weil, Gotshal & Manges LLP, United States counsel for the Underwriters, and Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            At the time of execution of this Agreement, the Representatives shall have received from (i) Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, a letter with respect to the financial information of the Company and its subsidiaries included in the Prospectus, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2–01 of Regulation S–X of the Commission and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, and (ii) PricewaterhouseCoopers LLP a letter with respect to the financial information of Apar Holding Corporation included in the Prospectus, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2–01 of Regulation S–X of the Commission and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)           With respect to the letters referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of (i) Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, addressed to the Underwriters and dated such Delivery Date (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2–01 of Regulation S–X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter, and (ii) PricewaterhouseCoopers LLP, addressed to the Underwriters and dated such Delivery Date (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2–01 of Regulation S–X of the Commission, (B) stating, as of the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)           The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, executed on behalf of the Company by its Chairman of the Board or its President or Chief Executive Officer and its Chief Financial Officer stating that:

(i)                The representations, warranties and agreements of the Company in Section 1 are true and correct in all respects with the same force and effect as though expressly made at and as of such Delivery Date; the Company has complied with all its agreements contained herein and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to such Delivery Date; and the conditions set forth in Section 9(a) have been fulfilled;

(ii)               At such Delivery Date, since the date hereof or since the date of the most recent financial statements in the Prospectus, except as described in the Prospectus, there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and

(iii)              They have, on behalf of the Company, carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

(i)            The Representatives shall have received a certificate, dated such Delivery Date, of an Attorney-in-Fact on behalf of each Selling Stockholder, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 2 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of such Delivery Date and (ii) each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Delivery Date.

(j)            Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, business affairs or business prospects, management, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)           Subsequent to the execution and delivery of this Agreement and since the respective dates as of which information is given in the Prospectus, there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market, the Tel Aviv Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited by the Commission, the Israeli Securities Exchange Commission or such exchange or market, or minimum or maximum prices shall have been established, or maximum ranges for prices shall have been required, on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, (iii) a banking moratorium shall have been declared by Federal or state authorities in the United States or by the Israeli authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (v) there shall have occurred such a material adverse change or any change or development involving a prospective change in general economic, political or financial conditions (or the effect of international conditions on international financial markets or the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            The Stock shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

(m)          The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n)           At the date of this Agreement, the Representatives shall have received the Lock-Up Letter Agreement signed by the stockholders of the Company listed on Schedule III hereto.

(o)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(p)           At each Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Stock as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Stock as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 10.         Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action, (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”), (ii) arises out of, or is based upon, the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any

amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arises out of, or is based upon, any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); provided, further, however, with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity provided in this Section 10(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Stock concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) delivery of the Prospectus was required under the Act, (ii) the Company had previously furnished copies of the Prospectus to the Representatives in sufficient quantity and in sufficient time to enable the Representatives to satisfy their delivery obligations under the Act, (iii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (iv) such loss, claim, damage or liability results solely from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Stock to such person, a copy of the Prospectus.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)           The Selling Stockholders, severally and not jointly, in proportion to the number of shares of Stock to be sold by them hereunder, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company specifically for inclusion therein;  provided, further, however, with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity provided in this Section 10(b) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Stock concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) delivery of the Prospectus was required under the Act, (ii) the Company had previously furnished copies of the Prospectus to the Representatives in sufficient quantity and in sufficient time to enable the Representatives to satisfy their delivery obligations under the Act, (iii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (iv) such loss, claim, damage or liability results solely from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Stock to such person, a copy of the Prospectus; provided, further, however, that the aggregate amount of any Selling Stockholder’s indemnity and contribution obligations under this Section 10(b) and Section 10(e) shall not exceed the cash proceeds received by such Selling Stockholder from its sale of stock.  The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any Underwriter or any director, officer, employee or controlling person of that Underwriter.

(c)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, agents and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such Selling Stockholder, or any such director, officer, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any blue sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company or through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f), and shall reimburse the Company, any such Selling Stockholder and any such director, officer, agent or controlling person for any legal or other expenses reasonably incurred by the Company, any such Selling Stockholder or any such director, officer, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, any such Selling Stockholder or any such director, officer, agent, employee or controlling person.

(d)           Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10, except to the extent it has been materially prejudiced by such failure  and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholders under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Selling Stockholders from which indemnity is sought hereunder.  Any fees and expenses of such separate counsel borne by such Selling Stockholders from which indemnity is being sought hereunder will be allocated among such Selling Stockholders in proportion to the number of shares of Stock to be sold by each of such Selling Stockholders pursuant to this Agreement.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)           If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be.  The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)            The Underwriters severally confirm and the Company and Selling Stockholders acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 11.         Defaulting Underwriters.

If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non–defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non–defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non–defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non–defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.99% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non–defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non–defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non–defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 14.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default, including liability of any defaulting Underwriter for expenses referred to in Section 14.  If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 12.         Default by one or more of the Selling Stockholders or the Company.

(a)           If a Selling Stockholder shall fail at the Delivery Date to deliver or cause to be delivered the number of shares of Stock which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule II hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 10 and 17 shall remain in full force and effect or (ii) elect to purchase the Stock which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder.  No action taken pursuant to this Section 12 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 12, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Delivery Date for a period not exceeding seven business days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b)           If the Company shall fail at any Delivery Date to deliver or cause to be delivered the number of shares of Stock that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 10 and 17 shall remain in full force and effect.  No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

SECTION 13.         Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(j) or 9(k), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.  If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and provided further that Sections 1, 10 and 17 shall survive such termination and remain in full force and effect.

SECTION 14.         Reimbursement of Underwriters’ Expenses.  If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 15.         Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention:  Syndicate Department (Fax:  (212) 526-6588) with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019 and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080 (Fax: (212) 449–1897), Attention: Maja Sliwinski.

(b)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  General Counsel (Fax: (011) 972-766-6809), if to the Selling Stockholders, to their respective addresses set forth on Schedule II hereto, in each case with a copy to Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers and Merrill Lynch on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

SECTION 16.         Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Selling Stockholders, the Company, and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company or a Selling Stockholder within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 17.         Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 18.         Definition of the Terms “Business Day” and “Subsidiary.”  For purposes of this Agreement, (a) ”business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) ”subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 19.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law.

SECTION 20.         Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 21.         Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Ness Technologies, Inc.

By
Name:
Title:

Warburg, Pincus Equity Partners, L.P.

By
Name:
Title:

Warburg, Pincus Ventures International, L.P.

By
Name:
Title:

Warburg, Pincus Netherlands Equity Partners I, C.V.

By
Name:
Title:

Warburg, Pincus Netherlands Equity Partners II, C.V.

By
Name:
Title:

Warburg, Pincus Netherlands Equity Partners III, C.V.

By
Name:
Title:

Nesstech Llc
G.L.Y. High-Tech Investments Inc.
Velston Pte. Ltd.
Gmul-Amgal Investments Ltd.
Gowron (International) Limited

By
Name:
Attorney-in-Fact

Accepted:

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Friedman, Billings, Ramsey & Co., Inc.
Piper Jaffray & co.
For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By Lehman Brothers Inc.

By

Authorized Representative

By Merrill Lynch, Pierce, Fenner & Smith Incorporated

By

Authorized Representative

SCHEDULE I

Underwriter	Number of Shares of Firm Stock to be Purchased	Number of Shares of Option Stock to be Purchased

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Friedman, Billings, Ramsey & Co., Inc.
Piper Jaffray & Co.
[Others]
TOTAL

SCHEDULE II

Name and Address of Selling Stockholder	Number of Shares of Firm Stock

Warburg, Pincus Equity Partners, L.P. 466 Lexington Avenue New York, New York 10017

Warburg, Pincus Ventures International, L.P. 466 Lexington Avenue New York, New York 10017

Warburg, Pincus Netherlands Equity Partners I, C.V. 466 Lexington Avenue New York, New York 10017

Warburg, Pincus Netherlands Equity Partners II, C.V. 466 Lexington Avenue New York, New York 10017

Warburg, Pincus Netherlands Equity Partners III, C.V. 466 Lexington Avenue New York, New York 10017

Nesstech LLC One State Street Plaza New York, New York 10004

G.L.Y High-Tech Investments Inc. c/o Tulchinsky Stern & Co. 22 Kanfei Nesharim Street Jerusalem, Israel

Velston Pte. Ltd. [Address]

Gmul-Amgal Investments Ltd. [Address]

GOWRON (International) Limited [Address]

SCHEDULE III

Parties to Lock-Up Letter Agreement

Warburg, Pincus Equity Partners, L.P.

Warburg, Pincus Ventures International, L.P.

Warburg, Pincus Ventures, L.P.

Warburg, Pincus Netherlands Equity Partners I, L.P.

Warburg, Pincus Netherlands Equity Partners II, L.P.

Warburg, Pincus Netherlands Equity Partners III, L.P.

Nesstech LLC

G.L.Y. High-Tech Investments Inc.

Apar Investments (Singapore) Private Ltd.

Aharon Fogel

Raviv Zoller

Yaron Garmazi

Rajeev Srivastava

Tuvia Feldman

Lea Atad

Yoram Michaelis

Shachar Efal

Michael Zinderman

Ivan Hruska

Shai Onn

Uri Ben-Ari

Efrat Shapira

Henry Kressel

Morris Wolfson

Hagai Lavi

Satyam C. Cherukuri

Dan S. Suesskind

Velston Pte. Ltd.

Gmul-Amgal Investments Ltd.

GOWRON (International) Limited

Socrates Trusts Ltd.

Bank Hapoalim B.M.

Gnus Ltd.

SCHEDULE IV

Significant Subsidiaries

Name	Jurisdiction

Exhibit A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Friedman, Billings, Ramsey & Co., Inc.

Piper Jaffray & Co.

As Representatives of the several
Underwriters named in Schedule I
to the Underwriting Agreement,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Ness Technologies, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock–Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering; provided, however, that if (a) during the last 17 days of the

180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (the 180-day restricted period as may be extended, referred to herein as the “Lock-Up Period”).  The foregoing sentence shall not apply to (i) transfers of any shares, options or warrants exclusively to any family members or affiliates of the undersigned or for estate planning purposes, provided that the transferee agrees to be bound by the terms of this Lock-Up Letter Agreement to the same extent as if the transferee were a party hereto, (ii) the establishment of a so-called “10b-5-1 plan” or a brokerage account, provided that no sales shall be made thereunder prior to the end of the Lock-Up Period, or (iii) the exercise of any options or warrants held by the undersigned as of the date hereof, provided that any shares issued in connection therewith shall be subject to this Lock-Up Letter Agreement; provided that it shall be a condition to any such transfer or action that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or action (other than a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above).

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock–Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock–Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock–Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock–Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:  _________________

Exhibit B

FORM OF OPINION OF

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP,

AS UNITED STATES COUNSEL TO THE COMPANY

(i)            The Company and each of its Subsidiaries have been duly organized, are validly existing and are in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.  The Company and each of its Subsidiaries have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged and, with respect to the Company, to enter into and perform its obligations under the Underwriting Agreement;

(ii)           Upon the effectiveness of the Amended and Restated Certificate of Incorporation, the Company will have an authorized capitalization as set forth in the Prospectus.  All of the issued shares of capital stock of the Company have been duly authorized and validly issued, were issued in compliance with federal and state securities laws, are fully paid and non–assessable and conform to the description thereof contained in the Prospectus.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus.  All of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, were issued in compliance with federal and state securities laws, are fully paid and non–assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims contemplated under the Loan Agreements, dated as of July 29, 1999, between the Company and each of Israel Discount Bank Ltd. and Bank Hapoalim B.M.;

(iii)          The shares of the Stock being delivered by the Company on such Delivery Date to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the Underwriting Agreement will be validly issued, fully paid and non–assessable;

(iv)          Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock;

(v)           To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened in writing by governmental authorities or by others;  To such counsel’s best knowledge, there is no legal or governmental proceeding pending or threatened in writing to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject, which seeks to restrain, enjoin or prevent the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(vi)          Such counsel has been informed by the SEC that the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

(vii)         The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements, the notes thereto and related schedules and other financial information included therein or omitted therefrom, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

(viii)        The statements contained in the Prospectus under the captions “Management,” “Principal and Selling Stockholders,” “Description of Capital Stock” and “Shares Eligible for Future Sales,” “United States Federal Income Tax Consequences to Non-U.S. Holders,” “Where You Can Find More Information” and Item 14 of Part II of the Registration Statement, insofar as they describe federal or Delaware corporate statutes, rules and regulations, constitute a fair summary thereof in all material respects;

(ix)           The form of certificate used to evidence the Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

(x)            All descriptions in the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; and to the best of such counsel’s knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

(xi)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(xii)          The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict, to such counsel’s knowledge, with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches or violations that would not have a Material Adverse Effect, nor will such actions result in any violation of (i) the provisions of the charter or by–laws of the Company or any of its Subsidiaries or (ii) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to this clause (ii) only, for such violations that would not have a Material Adverse Effect; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than such consents, approvals, authorizations, orders, filings or registrations the absence of which would not have a Material Adverse Effect, and except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

(xiii)         Except as described in the Prospectus, to the best of such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(xiv)        The Company is not required, and upon the issuance and sale of the Stock as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

                In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and, with respect to the opinions relating to any Subsidiary, the general corporate or partnership law, as the case may be, of the state of the Subsidiary’s incorporation or organization, as the case may be, and that such counsel is not admitted in the jurisdiction in which the Subsidiary is incorporated or organized, as the case may be.  Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements, the notes thereto and related schedules therein and other financial information included therein or omitted therefrom, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (viii) above).

Exhibit C

FORM OF OPINION OF

ABRAMSON & CO.,

AS ISRAELI COUNSEL TO THE COMPANY

                (i)            Each Subsidiary is duly organized and validly existing as a corporation under the laws of the State of Israel.

                (ii)           Each Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct, inter alia, the business of providing information technology services and other activities ancillary or incidental thereto.

                (iii)          All of the issued share capital of each Subsidiary has been duly authorized and validly issued, and is fully paid and non assessable and is owned, directly or indirectly by the Company, and, to our knowledge, is free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims contemplated under the Loan Agreements, dated as of July 29, 1999, between the Company and each of Israel Discount Bank Ltd. and Bank Hapoalim B.M and the pledges appearing on a printout obtained on [            ] from the Israeli Companies Registrar. All of the issued share capital of each Subsidiary was issued in compliance with Israeli securities laws, provided that, with respect to Ness AT Ltd and Ness BSG Ltd, we express no opinion as to share capital of such Subsidiaries issued prior to their acquisition by the Company.

                (iv)          To such counsel’s knowledge, other than as set forth in the Prospectus, and without conducting any search of the dockets of any Israeli court, administrative or regulatory body, there are no Israeli legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any such Subsidiary would and, to such counsel’s knowledge, would reasonably be expected to have a Material Adverse Effect.

                (v)           To such counsel’s knowledge, other than as set forth in the Prospectus, and without conducting any search of the dockets of any Israeli court, administrative or regulatory body, there are no Israeli legal or governmental proceedings pending or threatened in writing to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which seeks to restrain, enjoin or prevent the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated thereby.

                (vi)          The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to the Underwriting Agreement and the execution, delivery and compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any of the agreements listed in an annex to such opinion, except for such conflicts, breaches or violations that would not have a Material Adverse Effect, nor will such actions result in any violation of (i) the provisions of the Memorandum or Articles of Association of any Subsidiary or (ii) any Israeli statute or any Israeli order, rule or regulation known to us of any Israeli court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to this clause (ii) only, for such violations that would not have a Material Adverse Effect; and, no consent, approval, authorization or order of, or filing or registration with, any such Israeli court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated hereby, other than such consents, approvals, authorizations, orders, filings or registrations the absence of which would not have a Material Adverse Effect, and except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

                (vii)         The statements contained in the Prospectus under the captions “Risk Factors–Risks related to International Operations–Regional instability in Israel and India may adversely affect business conditions in those regions, which may disrupt our operations and negatively affect our revenues and profitability,” “Risk Factors–Risks related to International Operations-If the governments of India or Israel were to reduce or withdraw tax benefits and other incentives they provide to us, our net income will decrease,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations– Application of Critical Accounting Policies and Estimates–Severance Pay,” “Business–Employees,” “Business–Legal Proceedings,” “Management–Stock Option Plans-2003 Israeli Share Option Plan” and “Management–Stock Option Plans-1999 Israeli Share Option Plan,” insofar as they describe Israeli statutes, rules and regulations, constitute a fair summary thereof, provided, however, that this opinion does not address the accuracy of any statements as to facts contained in such sections of the Prospectus;

                (viii)        The transactions for the acquisition of Compro Software Industries (1997) Ltd., Gilad Group Software and Systems Integration Ltd., Contahal Ltd., Advanced Technology Ltd., IPEX Ltd. and IPEX ISI Ltd. (the above six Israeli companies shall be referred to herein, collectively, the “Acquired Companies”) by the Company (collectively, the “Acquisition Transactions”) have been duly completed in all material respects and all permits, consents, authorizations and/or approvals necessary for, or required in connection with, the completion of all Acquisition Transactions have been duly obtained, other than such permits, consents, authorizations and/or approvals the absence of which would not have a Material Adverse Effect. All corporate actions required by Israeli Applicable Laws, by the respective memorandum or articles of association of the Acquired Companies or otherwise required to be taken by the Acquired Companies or by any other party for the consummation of the Acquisition Transactions have been validly and sufficiently taken in all material respects, other than such corporate actions as may have been waived or the absence of which would not have impaired the completion of the Acquisition Transactions in any material respect. Such counsel need express no opinion regarding the tax aspects of the acquisitions.

                (ix)           The Company is not required to publish a prospectus in Israel under the laws of the State of Israel in connection with the offering of the shares of Common Stock by the Company as provided in the Prospectus, assuming that the shares of Common Stock are not offered in Israel to investors that are not qualified under Section 15A(b) of the Securities Law, 5729-1968 and the Regulations promulgated thereunder, in excess of the number of investors as would render it an offering to the public under Section 15A(a)(1) thereof of the Securities Law, 5729-1968 and the Regulations promulgated thereunder.

                In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the laws of the State of Israel. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with certain matters and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (vii) above).

Exhibit D

FORM OF OPINION OF

ILAN ROTEM, ADV.,

GENERAL COUNSEL TO THE COMPANY

                                The Company owns, holds, licenses to or otherwise has rights to use, all of the Intellectual Property that is necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted.  Except as set forth in the Prospectus, (A) there are no rights of third parties to any such Intellectual Property; (B) to the knowledge of such counsel, there is no infringement by third parties of any such Intellectual Property; (C) there is no pending or, to such counsel’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (D) there is no pending or, to the knowledge of such counsel, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property and (E) there is no pending or, to such counsel’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and such counsel is unaware of any other fact which would form a reasonable basis for any such claim.

Exhibit E

FORM OF OPINION OF

[    ], [    ] and [    ],

AS COUNSEL TO THE COMPANY

(i)            The Subsidiary is duly organized and validly existing as a corporation [in good standing] under the laws of [         ].

(ii)           The Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(iii)          All of the issued [share capital/shares of capital stock] of the Subsidiary [has/have] been duly and validly authorized and issued, were issued in compliance with [    ] securities laws and are fully paid and non–assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(iv)          To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Subsidiary is a party or of which any property or assets of the Subsidiary is the subject which, if determined adversely to the Subsidiary, might have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(v)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any [    ] court or governmental authority or agency is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Stock.

Exhibit F

FORM OF OPINION OF

WILLKIE FARR & GALLAGHER LLP

AS COUNSEL TO THE SELLING STOCKHOLDER IDENTIFIED IN SECTION 9(d)

(i)            The Selling Stockholder has full right, power and authority to enter into the Underwriting Agreement; the execution, delivery and performance of the Underwriting Agreement by the Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any partnership agreement, certificate of incorporation or deed of trust of such Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated thereby.

(ii)           The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(iii)          Immediately prior to the First Delivery Date, the Selling Stockholder had full right, power and authority to sell, assign, transfer and deliver the shares of Stock to be sold by the Selling Stockholder under the Underwriting Agreement; and upon delivery of such shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.

Exhibit G

FORM OF OPINION OF

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

AS COUNSEL TO THE SELLING STOCKHOLDERS IDENTIFIED IN SECTION 9(d)

                                (i)            The Selling Stockholder has full right, power and authority to enter into the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement; the execution, delivery and performance of the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement by the Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any partnership agreement, certificate of incorporation or deed of trust of such Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated thereby.

(ii)           The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(iii)          The Irrevocable Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except where (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (C) rights to indemnity and contribution may be limited by applicable law and public policy.

(iv)          Immediately prior to the First Delivery Date, the Selling Stockholder had full right, power and authority to sell, assign, transfer and deliver the shares of Stock to be sold by the Selling Stockholder under the Underwriting Agreement; and upon delivery of such shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.

Exhibit H

FORM OF OPINION OF

WILLKIE FARR & GALLAGHER LLP

AS U.S. COUNSEL TO THE SELLING STOCKHOLDERS IDENTIFIED IN SECTION 9(d)

(i)            Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated thereby.

(ii)           Upon delivery of such shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.

Exhibit I

FORM OF OPINION OF

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

AS U.S. COUNSEL TO THE SELLING STOCKHOLDERS IDENTIFIED IN SECTION 9(d)

(i)            Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated thereby.

(ii)           The Irrevocable Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except where (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (C) rights to indemnity and contribution may be limited by applicable law and public policy.

(iii)          Upon delivery of such shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.

Exhibit J

FORM OF OPINION OF

[                   ]

AS BERMUDA COUNSEL TO THE SELLING STOCKHOLDER IDENTIFIED IN SECTION 9(d)

[                   ]

AND

AS NETHERLANDS COUNSEL TO THE SELLING STOCKHOLDERS IDENTIFIED IN SECTION 9(d)

(i)          The Selling Stockholder has full right, power and authority to enter into the Underwriting Agreement; the execution, delivery and performance of the Underwriting Agreement by the Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any partnership agreement, certificate of incorporation or deed of trust of such Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act (as to which such counsel need express no opinion) and such consents, approvals, authorizations, registrations or qualifications as may be required under federal or applicable state securities laws (as to which such counsel need express no opinion) in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated thereby.

(ii)         The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(iii)        Immediately prior to the First Delivery Date, the Selling Stockholder had full right, power and authority to sell, assign, transfer and deliver the shares of Stock to be sold by the Selling Stockholder under the Underwriting Agreement; and upon delivery of such shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.

Exhibit K

FORM OF OPINION OF

[                   ]

AS SINGAPORE COUNSEL TO THE SELLING STOCKHOLDER IDENTIFIED IN SECTION 9(d)

[                   ]

AS ISRAELI COUNSEL TO THE SELLING STOCKHOLDER IDENTIFIED IN SECTION 9(d)

[                   ]

AND

[                   ]

AS GIBRALTAR COUNSEL TO THE SELLING STOCKHOLDERS IDENTIFIED IN SECTION 9(d)

(i)        The Selling Stockholder has full right, power and authority to enter into the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement; the execution, delivery and performance of the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement by the Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any partnership agreement, certificate of incorporation or deed of trust of such Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act (as to which such counsel need express no opinion) and such consents, approvals, authorizations, registrations or qualifications as may be required under federal or applicable state securities laws (as to which such counsel need express no opinion) in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated thereby.

(ii)       The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(iii)      The Irrevocable Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding agreement of the Selling Stockholder.

(iv)      Immediately prior to the First Delivery Date, the Selling Stockholder had full right, power and authority to sell, assign, transfer and deliver the shares of Stock to be sold by the Selling Stockholder under the Underwriting Agreement; and upon delivery of such shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.

Exhibit L

FORM OF OPINION OF

[                   ]

AS ISRAELI COUNSEL TO THE SELLING STOCKHOLDER IDENTIFIED IN SECTION 9(d)

Upon delivery of such shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.